UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2004

Heritage Commerce Corp
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Almaden Boulevard
San Jose, California    95113
(Address of principal executive offices including zip code)

(408) 947-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of operation and financial condition

On October 26, 2004, Heritage Commerce Corp issued a press release announcing preliminary results for the quarter ended September 30, 2004. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01       Financial statements and exhibits.

(C) Exhibits.

99.1      Press Release, dated October 26, 2004, entitled "Heritage Commerce Corp Earnings Increase 49% in Third Quarter 2004"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2004	Heritage Commerce Corp
By: /s/ Lawrence D. McGovern Name: Lawrence D. McGovern Executive Vice President and Chief Financial Officer
By: /s/ William Del Biaggio, Jr. William Del Biaggio, Jr. Interim Chief Executive Officer

Index to Exhibits
Exhibit No.	Description
99.1	Press Release, dated October 26, 2004, entitled "Heritage Commerce Corp Earnings Increase 49% in Third Quarter 2004 "

Exhibit 99.1

Heritage Commerce Corp Earnings Increase 49% in Third Quarter 2004

San Jose, CA -October 26, 2004 - Heritage Commerce Corp (Nasdaq: HTBK), parent company of Heritage Bank of Commerce, today reported consolidated operating results for the third quarter of 2004. Consolidated net income was $2,888,000, or $0.24 per diluted share, compared to $1,940,000, or $0.17 per diluted share, for the third quarter of 2003, a 49% increase in net income. For the nine months ended September 30, 2004, the Company earned $5,695,000, or $0.48 per diluted share, compared to $5,740,000, or $0.50 per diluted share for the same period in 2003.

The annualized returns on average assets and average equity for the third quarter of 2004 were 1.05% and 12.19%, respectively, compared with returns of 0.78% and 8.80%, respectively, for the third quarter of 2003. Annualized returns on average assets and average equity for the nine months ended September 30, 2004 were 0.73% and 8.20%, respectively, compared with returns of 0.81% and 8.95%, for the nine months ended September 30, 2003.

Financial Highlights (third quarter 2004 versus third quarter 2003):

  Commercial loans increased 17% to $314 million, or 43% of gross loans.

  Nonperforming assets to total assets improved to 0.24% from 0.77%.

  Net interest income increased 21% to $11.1 million.

  Servicing income rose 33% to $0.6 million.

  Net interest margin expanded 41 basis points to 4.42%.

  The efficiency ratio improved 554 basis points to 65.79%.

  Core deposits, excluding time deposits $100,000 and over, grew 10% to $794 million.

Operating Results

Net interest income increased 21% to $11.15 million in the third quarter of 2004, compared to $9.19 million in the third quarter of 2003, primarily the result of an 11% increase in average earning assets and increases in key market interest rates since June 30, 2004. During the third quarter of 2004, there were three increases totaling 75 basis points in the target interest rate for Federal funds sold set by the Federal Open Market Committee (FOMC) and the prime rate of interest, which is the index for the pricing on most of the Company's loan portfolio. Year-to-date net interest income increased 11% to $31.34 million in 2004 from $28.18 million in 2003. The net interest margin was 4.42% in the third quarter and 4.36% for the nine months ended September 30, 2004 compared to 4.01% and 4.33% in the same period of 2003.

In the third quarter of 2004, noninterest income was $2.36 million compared to $2.46 million in the year-ago quarter. During the third quarter of 2004 compared to the same quarter in 2003, the gain on sale of Small Business Administration (SBA) loans increased 64% and loan-servicing income increased 33%. The Company has an ongoing program of originating SBA loans and selling the government guaranteed portion in the secondary market, while retaining the servicing of the whole loans. At September 30, 2004, Heritage Bank of Commerce was the third largest SBA lender in Northern California and eighth largest in California, based on dollar volume of loans originated.

Partially offsetting the increased income from SBA lending was a $191,000 reduction in mortgage brokerage fees resulting from the close of the Company's residential mortgage department in June 2004. In addition to the drop in mortgage brokerage fees, other noninterest income, primarily related to the reclassification of lease income to interest income and principal payment, was down $264,000 compared to the same quarter in 2003 and there were relatively minor decreases in service charges and the appreciation of corporate owned life insurance. There were no securities gains recognized in the third quarter of 2004, compared to $74,000 in gains recognized in the third quarter of 2003.

For the nine months ended September 30, 2004, noninterest income dropped 10% to $7.14 million from $7.94 million in same period of 2003. Gain on sale of loans increased 34%, servicing income rose 26%, service charges and other fees on deposit accounts grew 4%. Offsetting these increases, mortgage brokerage fees were down 80%, or $683,000, because of lower mortgage originations and other income was off 73%, or $946,000, primarily related to the reclassification of lease income to interest income and principal payment.

Operating expenses were $8.89 million for the third quarter of 2004 compared to $8.31 million for the year-ago quarter. In the nine months ended September 30, 2004, operating expenses totaled $28.52 million compared to $25.30 million in the nine months ended September 30, 2003. The efficiency ratio was 65.79% in the third quarter of 2004 and 74.11% year-to-date. In 2003, the efficiency ratio was 71.33% in the third quarter and 70.02% year-to-date.

During the second quarter of 2004, the Company made several changes to reduce operating expenses and improve efficiency. The cost of these changes, primarily severance payments related to the elimination and replacement of certain positions, resulted in pre-tax charges of approximately $2.05 million in the quarter ended June 30, 2004. Savings related to the changes of approximately $350,000 per quarter before taxes are reflected in the third quarter 2004 salary and employee benefit expense. Offsetting the savings in salary and employee benefits are increases in other noninterest expense including professional fees of $332,000, data processing expense of $144,000, and retirement plan expense of $342,000.

Balance Sheet, Capital Management and Credit Quality

At September 30, 2004, total assets increased 10% to $1.08 billion from $985 million at September 30, 2003. In the third quarter, total deposits grew 8% to $903 million from $836 million in the prior year. More importantly, core deposits, the lowest-cost funding source for the Company, increased 10% to $794 million.

Total loans were $728 million at September 30, 2004, a 13% increase over the same period in 2003. Real estate mortgage loans, primarily secured by first mortgages on commercial property, were $301 million at September 30, 2004, a 19% increase over the same period in 2003. Commercial loans grew to $314 million at the end of the third quarter of 2004, a 17% increase over the same period in 2003. At September 30, 2004, real estate mortgage loans and commercial loans represented 41% and 43%, respectively, of total loans. Real estate construction loans at the end of the third quarter of 2004 were $106 million, or 15% of total loans, down 9% from the same period a year ago. Although construction loans outstanding are down from September 30, 2003, unfunded construction loan commitments have increased to $75 million from $56 million, reflecting increased activity in this segment of the loan portfolio from September 30, 2003.

Credit quality, as reflected by the level of nonperforming assets, remained stable at September 30, 2004, with nonperforming assets (NPA) at $2.64 million, or 0.24% of total assets, compared to $2.63 million, or 0.24% of total assets, at June 30, 2004. Credit quality was improved compared to September 30, 2003, when NPA were $7.54 million, or 0.77% of total assets. The allowance for loan and lease losses at September 30, 2004 was $13.38 million, or 1.84% of total loans, and represents 507% of nonperforming loans. The allowance for loan and lease losses at September 30, 2003 was $13.04 million, or 2.03% of loans, and represented 189.19% of nonperforming loans. Net recoveries in the third quarter of 2004 were 0.05% of average loans, compared to net charge-offs of 1.40% of average loans in the third quarter of 2003.

In June 2004, the Company's Board of Directors approved the repurchase of up to $10 million of its common stock, representing approximately 600,000 shares at current market prices. As of September 30, the Company had purchased approximately 176,000 shares at an average price of $14.62. Shares were purchased on the open market using available cash.

Shareholders' equity increased 10% to $96.64 million, or $8.29 per share, at September 30, 2004, compared to $87.48 million, or $7.72 per share, a year earlier. Capital ratios continue to be above the well-capitalized guidelines established by regulatory agencies. The Company's leverage ratio at September 30, 2004, was 10.72% compared to 10.99% at September 30, 2003.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with offices in Los Gatos, Fremont, Danville, Morgan Hill, Gilroy, Mountain View and two offices in Los Altos. Additionally, Heritage Capital Group, the bank's asset based lending division, has offices in San Jose and Los Angeles. Heritage Bank of Commerce is also an SBA Preferred Lender with offices in San Jose, Fresno, Santa Cruz, Elk Grove, Watsonville, Chico, Glendale, Irvine and Pittsburg, California.

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates and monetary policy established by the Federal Reserve, inflation, government regulations, general economic conditions, competition within the business areas in which the Company is conducting its operations, including the real estate market in California, the ability to recognize identified cost savings, and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

                                                               3-Month Period Ended:                Percent Change From:            9-Month Period Ended:
                                                        ----------------------------------------   ----------------------    ---------------------------------------
CONSOLIDATED INCOME STATEMENT                           September 30,   June 30,    September 30,  June 30,    September 30, September 30,   September 30,   Percent
(in $000's, unaudited)                                      2004          2004          2003         2004         2003           2004            2003        Change
                                                        ------------  ------------  ------------   ---------   ----------    ------------    ------------    -------
Interest Income                                        $     13,633  $     12,690  $     11,556           7%          18%  $      38,307   $      35,877          7%
Interest Expense                                              2,484         2,298         2,369           8%           5%          6,971           7,694         -9%
                                                        ------------  ------------  ------------                             ------------    ------------
    Net Interest Income                                      11,149        10,392         9,187           7%          21%         31,336          28,183         11%
Provision for Loan Losses                                       600           600           600           0%           0%          1,800           2,500        -28%
                                                        ------------  ------------  ------------                             ------------    ------------
    Net Interest Income after Loan Loss Provision            10,549         9,792         8,587           8%          23%         29,536          25,683         15%
Noninterest Income:
   Gain on Sale of Loans                                        920           639           561          44%          64%          2,285           1,705         34%
   Servicing Income                                             616           561           463          10%          33%          1,682           1,339         26%
   Service Charges and Other Fees on Deposit Accounts           415           497           480         -16%         -14%          1,385           1,332          4%
   Appreciation of Corporate Owned Life Insurance               236           234           254           1%          -7%            798             891        -10%
   Gain on Sale of Securities Available-For-Sale                  0           264            74        -100%        -100%            476             532        -11%
   Mortgage Brokerage Fees                                       19            30           210         -37%         -91%            168             851        -80%
   Other                                                        157            79           421          99%         -63%            347           1,293        -73%
                                                        ------------  ------------  ------------                             ------------    ------------
Total Noninterest Income                                      2,363         2,304         2,463           3%          -4%          7,141           7,943        -10%
Noninterest Expense:
   Salaries & Employee Benefits                               4,301         5,456         4,423         -21%          -3%         14,477          13,664          6%
   Occupancy & Equipment                                      1,089         1,135         1,242          -4%         -12%          3,511           3,654         -4%
   Other                                                      3,499         4,325         2,645         -19%          32%         10,529           7,978         32%
                                                        ------------  ------------  ------------                             ------------    ------------
Total Noninterest Expense                                     8,889        10,916         8,310         -19%           7%         28,517          25,296         13%
Income Before Taxes                                           4,023         1,180         2,740         241%          47%          8,160           8,330         -2%
Provision for Income Taxes                                    1,135           380           800         199%          42%          2,465           2,590         -5%
                                                        ------------  ------------  ------------                             ------------    ------------
Net Income                                             $      2,888  $        800  $      1,940         261%          49%  $       5,695   $       5,740         -1%
                                                        ============  ============  ============                             ============    ============

                                                               3-Month Period Ended:                Percent Change From:            9-Month Period Ended:
                                                        ----------------------------------------   ----------------------    ---------------------------------------
PER SHARE DATA                                          September 30,   June 30,    September 30,  June 30,    September 30, September 30,   September 30,   Percent
(unaudited)                                                 2004          2004          2003         2004         2003           2004            2003        Change
                                                        ------------  ------------  ------------   ---------   ----------    ------------    ------------    -------
Basic Earnings Per Share                               $       0.25  $       0.07  $       0.17         257%          47%  $        0.49   $        0.51         -4%
Diluted Earnings Per Share                             $       0.24  $       0.07  $       0.17         243%          41%  $        0.48   $        0.50         -4%
Weighted Average Basic Shares Outstanding                11,621,963    11,543,552    11,254,328           1%           3%     11,522,054      11,201,345          3%
Weighted Average Diluted Shares Outstanding              11,998,520    11,954,572    11,696,207           0%           3%     11,940,498      11,568,940          3%
Common Shares Outstanding                                11,657,865    11,596,491    11,326,163           1%           3%     11,657,865      11,326,163          3%
Book Value Per Share                                   $       8.29  $       7.83  $       7.72           6%           7%  $        8.29   $        7.72          7%
Tangible Book Value Per Share                          $       8.29  $       7.83  $       7.72           6%           7%  $        8.29   $        7.72          7%

                                                               3-Month Period Ended:                Percent Change From:            9-Month Period Ended:
                                                        ----------------------------------------   ----------------------    ---------------------------------------
KEY FINANCIAL RATIOS                                    September 30,   June 30,    September 30,  June 30,    September 30, September 30,   September 30,   Percent
(unaudited)                                                 2004          2004          2003         2004         2003           2004            2003        Change
                                                        ------------  ------------  ------------   ---------   ----------    ------------    ------------    -------
Annualized Return on Average Equity                           12.19%         3.47%         8.80%        251%          39%           8.20%           8.95%        -8%
Annualized Return on Average Assets                            1.05%         0.30%         0.78%        250%          35%           0.73%           0.81%       -10%
Net Interest Margin                                            4.42%         4.27%         4.01%          4%          10%           4.36%           4.33%         1%
Efficiency Ratio                                              65.79%        85.98%        71.33%        -23%          -8%          74.11%          70.02%         6%

                                                               3-Month Period Ended:                Percent Change From:            9-Month Period Ended:
                                                        ----------------------------------------   ----------------------    ---------------------------------------
AVERAGE BALANCES                                        September 30,   June 30,    September 30,  June 30,    September 30, September 30,   September 30,   Percent
(in $000's, unaudited)                                      2004          2004          2003         2004         2003           2004            2003        Change
                                                        ------------  ------------  ------------   ---------   ----------    ------------    ------------    -------
Average Assets                                         $  1,094,330  $  1,067,833  $    989,430           2%          11%  $   1,046,708   $     947,455         10%
Average Earning Assets                                 $  1,003,903  $    979,039  $    908,143           3%          11%  $     960,643   $     869,386         10%
Average Gross Loans & Leases                           $    715,957  $    690,283  $    637,345           4%          12%  $     688,895   $     647,629          6%
Average Deposits                                       $    917,476  $    892,206  $    839,679           3%           9%  $     878,131   $     817,897          7%
Average Equity                                         $     94,275  $     92,641  $     87,428           2%           8%  $      92,765   $      85,721          8%

                                                                  End of Period:                   Percent Change From:
                                                         --------------------------------------   ---------------------------
CONSOLIDATED BALANCE SHEET                               September 30,  June 30,     September 30,  June 30,    September 30,
(in $000's, unaudited)                                      2004          2004          2003          2004          2003
                                                         ----------    ----------    ----------   ------------  -------------
ASSETS
Cash and Due from Banks                                 $   47,347   $    56,404   $    44,906            -16%             5%
Fed Funds Sold                                               5,800        13,800        51,300            -58%           -89%
Investment Securities                                      228,483       230,435       172,010             -1%            33%
Loans Held For Sale                                         28,782        31,916        30,675            -10%            -6%
Loans:
   Real Estate-Mortgage                                    301,249       290,956       252,664              4%            19%
   Real Estate-Land and Construction                       106,303       111,161       117,441             -4%            -9%
   Commercial Loans                                        314,007       298,828       268,607              5%            17%
   Direct Financing Lease                                    3,538         3,578             0             -1%            N/A
   Consumer Loans                                            2,051         1,625         2,487             26%           -18%
                                                         ----------    ----------    ----------
Gross Loans                                                727,148       706,148       641,199              3%            13%
Deferred Loan Costs                                            467           709           981            -34%           -52%
                                                         ----------    ----------    ----------
    Loans, Net of Deferred Costs                           727,615       706,857       642,180              3%            13%
Allowance for Loan Losses                                  (13,381)      (12,688)      (13,039)             5%             3%
                                                         ----------    ----------    ----------
    Net Loans                                              714,234       694,169       629,141              3%            14%
Premises & Equipment, Net                                    3,489         3,641         4,532             -4%           -23%
Accrued Interest Receivable and Other Assets                54,197        53,022        52,156              2%             4%
                                                         ----------    ----------    ----------
     Total Assets                                       $1,082,332   $ 1,083,387   $   984,720              0%            10%
                                                         ==========    ==========    ==========
LIABILITIES & SHAREHOLDERS' EQUITY
Liabilities:
  Deposits
    Demand Deposits-Noninterest Bearing                 $  290,845   $   301,329   $   252,133             -3%            15%
    Demand Deposits-Interest Bearing                       115,911       111,282        94,092              4%            23%
    Savings/Money Market                                   349,004       364,124       334,613             -4%             4%
    Time Deposits, Under $100                               38,170        38,293        41,020              0%            -7%
    Time Deposits, $100 and Over                           108,726       104,141       114,089              4%            -5%
                                                         ----------    ----------    ----------
Total Deposits                                             902,656       919,169       835,947             -2%             8%
Other Borrowings                                            47,800        39,800        28,600             20%            67%
Notes Payable To Subsidiary Grantor Trusts                  23,702        23,702        23,000              0%             3%
Accrued Interest Payable and Other Liabilities              11,539         9,897         9,689             17%            19%
                                                         ----------    ----------    ----------
Total Liabilities                                          985,697       992,568       897,236             -1%            10%

Shareholders' Equity:
   Common Stock                                             66,235        65,655        64,561              1%             3%
   Accumlated Other Comprehensive Loss, Net of Taxes          (271)       (2,620)          (11)           -90%         2,364%
   Retained Earnings                                        30,671        27,784        22,934             10%            34%
                                                         ----------    ----------    ----------
Total Shareholders' Equity                                  96,635        90,819        87,484              6%            10%
                                                         ----------    ----------    ----------
    Total Liabilities & Shareholders' Equity            $1,082,332   $ 1,083,387   $   984,720              0%            10%
                                                         ==========    ==========    ==========

                                                                  End of Period:                   Percent Change From:
                                                         --------------------------------------   ---------------------------
CREDIT QUALITY DATA                                      September 30,  June 30,     September 30,  June 30,    September 30,
(in $000's, unaudited)                                      2004          2004          2003          2004          2003
                                                         ----------    ----------    ----------   ------------  -------------
Nonaccrual Loans                                        $    1,926   $     2,102   $     6,497             -8%           -70%
Over 90 Days Past Due and Still Accruing                       711           530           395             34%            80%
                                                         ----------    ----------    ----------
Total Nonperforming Loans                                    2,637         2,632         6,892              0%           -62%
Other Real Estate Owned                                          0             0           652             N/A          -100%
                                                         ----------    ----------    ----------
    Total Nonperforming Assets                          $    2,637   $     2,632   $     7,544              0%           -65%
                                                         ==========    ==========    ==========
Net (Recoveries) Charge-offs                                   (94)           63         2,253           -249%          -104%
Net (Recoveries) Charge-offs as Percent of Average Loans     -0.05%         0.04%         1.40%          -225%          -104%
Allowance for Loan Losses to Total Loans                      1.84%         1.79%         2.03%             3%            -9%
Allowance for Loan Losses to Nonperforming Loans            507.43%       482.07%       189.19%             5%           168%
Nonperforming Assets to Total Assets                          0.24%         0.24%         0.77%             0%           -69%
Nonperforming Loans to Total Loans                            0.36%         0.37%         1.07%            -3%           -66%

                                                                  End of Period:                   Percent Change From:
                                                         --------------------------------------   ---------------------------
OTHER PERIOD-END STATISTICS                              September 30,  June 30,     September 30,  June 30,    September 30,
(unaudited)                                                 2004          2004          2003          2004          2003
                                                         ----------    ----------    ----------   ------------  -------------
Shareholders Equity / Total Assets                            8.93%         8.38%         8.88%             7%             1%
Loan to Deposit Ratio                                        80.61%        76.90%        76.82%             5%             5%
Noninterest Bearing Deposits / Total Deposits                32.22%        32.78%        30.16%            -2%             7%
Leverage Ratio                                               10.72%        10.67%        10.99%             0%            -2%